EXHIBIT (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-1 of Transamerica Life Insurance Company of our report dated April 14, 2021 relating to the statutory-basis financial statements of Transamerica Life Insurance Company, which appears in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, IL

December 10, 2021